UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Sun Microsystems, Inc.

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Filed by Sun Microsystems, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Sun Microsystems, Inc.

Commission File No.: 000-15086

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Oracle and Sun, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of Sun, anticipated product information, estimates of future results of operations, anticipated customer and partner advantages and benefits, and general business outlook. When used in this document, the words “anticipates”, “plans”, “estimates”, “may”, “can”, “will”, “believes”, “expects” or “expected”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Sun, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or Sun may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Sun. In addition, please refer to the documents that Oracle and Sun, respectively, file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and Sun’s respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this report. Neither Oracle nor Sun is under any duty to update any of the information in this document.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Sun will file a proxy statement with the SEC. Additionally, Sun and Oracle will file other relevant materials in connection with the proposed acquisition of Sun by Oracle pursuant to the terms of an Agreement and Plan of Merger by and among Oracle, Soda Acquisition Corporation, a wholly-owned subsidiary of Oracle, and Sun. The materials to be filed by Sun with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of Sun are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Oracle, Sun and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Sun stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Oracle’s executive officers and directors in the solicitation by reading the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Sun’s participants in the solicitation, which may, in some cases, be different than those of Sun’s stockholders generally, is set forth in the materials filed with the SEC on Form 10-K and will be set forth in the proxy statement relating to the merger when it becomes available. The following is intended to outline our general product direction. It is intended for information purposes only, and may not be incorporated into any contract. It is not a commitment to deliver any material, code, or functionality, and should not be relied upon in making purchasing decision. The development, release, and timing of any features or functionality described for Oracle’s products remains at the sole discretion of Oracle.

What We Are Announcing

• Oracle to acquire Sun Microsystems (“Sun”)

> Purchase price of $9.50 per share in cash

> Approximately $7.4 billion in equity value; $5.6 billion net of cash and debt

> Transaction subject to regulatory and other customary approvals, and is expected to close this summer

• About Sun

> Leading provider of standards-based computing infrastructure, including enterprise computing systems, software and storage

> Headquartered in Santa Clara, CA

> 30,000 employees worldwide; 47,000 enterprise customers worldwide

• Industry transforming acquisition

> Combines best-in-class enterprise software and mission-critical computing systems

> Expected to deliver an integrated system, from applications to disk, optimized for higher performance, improved reliability and enhanced security

> Customers expected to benefit from decreased systems integration costs, and improved performance, reliability, and security

Strategic Importance to Oracle

Consistent with Oracle’s strategy to provide complete, open and integrated systems

Enables Oracle to deliver an integrated system from application to disk

Customer-driven – addresses need to reduce complexity, risk and cost by delivering a highly optimized stack based on open standards

Enhances Oracle’s commitment to open standards and choice

Sun’s key product assets are expected to provide substantial long-term strategic customer advantages

Ensure continued innovation and investment in Java technology

Optimize Solaris and Oracle for better performance, reliability, and manageability

Protects massive customer investment in SPARC

Open Storage built with industry standard servers and components

Expands Oracle’s range of products, including servers and storage

Combination of partner networks will create the industry’s leading partner ecosystem focused on open systems

Oracle + Sun: An Industry Changing Event

• Combination is an industry changing event

> Highly strategic acquisition for Oracle

> Sun: world-class, standards-based mission-critical computing systems

> Oracle: leading standards-based database, middleware and applications software

• Together: delivering complete, open and integrated products from applications to disk

> Complementary assets and a common vision for complete, open and standards-based enterprise systems

> Best-in-class products that have been deployed globally to thousands of customers

> Accelerates innovation across the combined companies’ customer bases

• Protects and extends customers’ investment in Sun technologies

> Accelerate growth of Java as an open industry standard development platform

> Sustain Solaris as an industry standard OS for Oracle software

> Continue Open Storage and Systems focus and innovation

The Most Complete and Open Enterprise Technology Stack

• Open and standards-based

• Optimized, integrated and extensible

• Higher performance, improved reliability and enhanced security

• Shorter deployment times

• Easier to manage and upgrade

• Lower cost of ownership

• Reduced change management risk

• Integrated support

The Most Important Standards-based Enterprise Technology Company

$24 billion LTM revenues (Feb 28, 2009)

Operating in 145 countries

86,500 employees

350,000 global customers

Standards-based enterprise software leader

$13 billion LTM revenues (Dec 31, 2008)

Operating in 160 countries

30,000 employees

47,000 enterprise customers

Standards-based enterprise systems leader

Select Shared Customers Include Leading Government and Commercial Agencies

Public Sector

Communications

Energy

Financial Services

Automotive

Aero./Defense

High Technology

Expected Customer and Partner Benefits

Sun Customers

Oracle plans to protect, extend and enhance customers’ investments after closing

Increased R&D investment and innovation

Extended value from a more complete set of products

Access to Oracle’s global support and services organizations

Oracle Customers

Provides a more complete and integrated line of standards-based products

Enables customers to take advantage of Sun’s significant innovation

Reduces integration costs while improving performance, reliability and security of the system

Offers the choice of a one-stop shop for enterprise computing and support

Partner Benefits

After closing, Sun’s partner ecosystem combined with Oracle’s network of 21,000 partners creates a leading partner community to drive open enterprise systems

System Integrators are expected to have broader opportunities with increased business value and reduced cost of ownership

VARs: expanded opportunities

More Information

• More information can be found at: > www.oracle.com/sun > www.sun.com/oracle